                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              WEBVAN GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 2000

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Webvan Group, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 1, 2000 at 12:00 p.m., local time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, CA 94010, for the following purposes:

          1. To elect two (2) Class I directors to serve for the ensuing three
     (3) years and until their successors are duly elected and qualified.

          2. To ratify the appointment of Deloitte & Touche, LLP as independent auditors for the Company for the 2000 fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 17, 2000 are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          FOR THE BOARD OF DIRECTORS

                                      /s/ JEFFREY D. SAPER
                                          Secretary

Foster City, California
May 11, 2000

IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEBVAN GROUP, INC.
                               310 LAKESIDE DRIVE
                         FOSTER CITY, CALIFORNIA 94404
                                 (650) 627-3000
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The enclosed Proxy is solicited on behalf of the Board of Directors of Webvan Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 1, 2000 at 12:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, CA 94010.

     These proxy solicitation materials were mailed on or about May 11, 2000 to all stockholders of record on April 17, 2000 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

VOTING AND SOLICITATION

     Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE

     Stockholders of record at the close of business on April 17, 2000 are entitled to notice of the meeting and to vote at the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2001, stockholder proposals must be received by the Secretary of the Company no later than January 31, 2001, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company at least 90 days prior to the anniversary date of the immediately preceding annual meeting, which notice must contain specified information concerning the business or the nominee. Accordingly, a stockholder who intends to present a nomination or proposal at the 2001 Annual Meeting of stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than March 3, 2001. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Webvan Group, Inc., 310 Lakeside Drive, Foster City, California 94404, Attention: Corporate Secretary.

     The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     Two (2) Class I directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two (2) nominees named below, both of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Stockholders held in 2003 or until the director's successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The two (2) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW:

NAME OF NOMINEE                        AGE                     PRINCIPAL OCCUPATION
---------------                        ---                     --------------------
Christos M. Cotsakos.................  51     Chief Executive Officer and Chairman of the Board of
                                                E*TRADE Group, Inc.
Tim Koogle...........................  48     Chief Executive Officer and Chairman of the Board of
                                                Yahoo!, Inc.

     Set forth below are each nominee's principal occupation during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

     Christos M. Cotsakos has served as a member of the Company's Board since May 1998. Mr. Cotsakos has been the Chief Executive Officer and Chairman of the Board of E*TRADE Group, Inc. since December 1998. He joined E*TRADE in March 1996 as President and Chief Executive Officer. Prior to joining E*TRADE, he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of ACNielsen, Inc. from March 1992 to January 1996. From March 1973 to March 1992, he held a number of senior executive positions at FedEx Corporation. Mr. Cotsakos serves as a director of National Processing Company, Inc., Digital Island, Inc., Critical Path, Inc., Fox Entertainment Group, Inc., PlanetRx.com, Inc. and Tickets.com. Mr. Cotsakos received a B.A. from William Paterson College, an M.B.A. from Pepperdine University and is currently pursuing a Ph.D. in economics at the Management School, University of London.

     Tim Koogle has served as a member of the Company's Board since July 1999. Mr. Koogle has been the Chief Executive Officer of Yahoo!, Inc. and a member of Yahoo!'s Board of Directors since August 1995. He has also been Yahoo!'s Chairman since January 1999 and was its President from August 1995 until January 1999. Prior to joining Yahoo!, Mr. Koogle was President of Intermec Corporation, a manufacturer of data collection and data communication products, from 1992 to 1995. During that time, he also served as a corporate Vice President of Intermec's parent company, Western Atlas. Mr. Koogle also serves as a director of E-LOAN, Inc. Mr. Koogle holds a B.S. degree from the University of Virginia and an M.S. degree from Stanford University.

DIRECTORS NOT STANDING FOR ELECTION

     The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                                 CLASS AND
                                               YEAR IN WHICH
NAME                                   AGE     TERM EXPIRES               PRINCIPAL OCCUPATION
----                                   ---    ---------------             --------------------
Louis H. Borders.....................  51     Class III, 2002    Chairman of the Board of Webvan Group,
                                                                   Inc.
George T. Shaheen....................  55     Class III, 2002    President and Chief Executive Officer
                                                                   of Webvan Group, Inc.
David M. Beirne......................  36      Class II, 2001    Managing Member, Benchmark Capital
Michael Moritz.......................  45      Class II, 2001    General Partner, Sequoia Capital

     Louis H. Borders has served as our Chairman of the Board since founding Webvan in December 1996. Mr. Borders served as President and Chief Executive Officer of Webvan from December 1996 to September 1999. Mr. Borders co-founded Synergy Software, a software consulting company, in November 1989 and served on its board of directors from November 1989 to November 1997. Mr. Borders founded Borders Books, a retail bookstore chain, in 1971 and served as President and Chief Executive Officer until 1983 and as Chairman from 1983 to 1992. He also developed the advanced information systems used by Borders Books to manage inventory across diverse geographic and demographic regions. In addition, Mr. Borders is chairman of Mercury Capital Management, an investment firm he founded in 1995. Mr. Borders holds a B.A. in Mathematics from the University of Michigan.

     George T. Shaheen has served as President and Chief Executive Officer and as a member of the Board of Webvan since September 1999. Prior to joining Webvan, he had been the managing partner and chief executive officer of Andersen Consulting, a global consulting firm, since the firm became an independent unit in 1989. He joined Andersen Consulting in 1967 and became a partner in 1977. From 1980 to 1985, he oversaw the consulting practice for North and South Carolina before heading the Northern California Consulting practice based in San Francisco. Prior to becoming managing partner and chief executive officer of Andersen Consulting, Mr. Shaheen was managing partner of the Southeast U.S. Region and North American practices. In addition, he was the practice director for Japan and the Pacific Northwest. Mr. Shaheen is also a director of Siebel Systems, Inc., a software company. He is on the Board of Trustees at Bradley University and is a member of the Board of Advisors for the Northwestern University J.L. Kellogg Graduate School of Business. Mr. Shaheen received a bachelor's degree in marketing and a master's degree in finance from Bradley University.

     David M. Beirne has served as a member of the Board since October 1997. Mr. Beirne has been a Managing Member of Benchmark Capital, a venture capital firm, since June 1997. Prior to joining Benchmark Capital, Mr. Beirne founded Ramsey/Beirne Associates, an executive search firm, and served as its Chief Executive Officer from October 1987 to June 1997. Mr. Beirne serves as a director of Scient Corporation, Kana Communications, Inc., 1-800-FLOWERS.COM, Inc. and PlanetRx.com, Inc. Mr. Beirne received a B.S. in Management from Bryant College.

     Michael J. Moritz has served as a member of the Board since October 1997. Mr. Moritz has been a general partner of Sequoia Capital, a venture capital firm, since 1988. Between 1979 and 1984, Mr. Moritz was employed in a variety of positions by Time, Inc. Mr. Moritz also serves as a director of Yahoo!, Flextronics International, eToys Inc., Agile Software Corporation, PlanetRx.com, Inc. and Saba Software, Inc. Mr. Moritz holds an M.A. degree in history from Oxford University and an M.B.A. from the Wharton Business School of the University of Pennsylvania.

     Messrs. Beirne and Moritz are currently serving on the Board as a result of their having been elected as representatives of the Company's Series A preferred stock of the Company, which was outstanding prior to the initial public offering of the Company's common stock, and Mr. Cotsakos is currently serving on the Board as a result of his having been elected as representative of the Company's Series C preferred stock of the Company also then outstanding, in each case pursuant to rights of holders of such preferred stock as then set forth in the Company's Restated Certificate of Incorporation; in connection with the Company's initial public offering all then outstanding shares of preferred stock were converted into common stock and these rights to elect directors terminated.

COMPENSATION OF DIRECTORS

     Our directors do not receive cash for services they provide as directors. In July 1998, Mr. Cotsakos was granted an option to purchase 2,190,276 shares of common stock at an exercise price of $0.10 per share. The option granted to Mr. Cotsakos vests at the rate of one-sixteenth ( 1/16th) of the shares subject to the option per quarter.

     In July 1999, we issued an option to purchase 150,000 shares of common stock to Yahoo! Inc. at a price of $3.33 per share under our 1997 Stock Plan. While the option does not provide Mr. Koogle with any compensation, it vests at the rate of one-sixteenth ( 1/16th) of the shares subject to the agreement per quarter as long as Mr. Koogle remains on our Board of Directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held eight (8) meetings during fiscal 1999. Mr. Koogle was elected a director in August 1999 and Mr. Shaheen in September 1999. During 1999, each Board member attended 75% or more of the meetings held by the Board (at a time when he was a director of the Company) and each committee member attended 75% or more of the meetings held by the committees on which he served, with the exception of Messrs. Koogle and Cotsakos.

     The Audit Committee was formed in August, 1999 and consists of three non-employee directors: Messrs. Beirne, Koogle and Moritz. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee did meet in 1999.

     The Compensation Committee was formed in August, 1999 and consists of two non-employee directors: Messrs. Cotsakos and Moritz. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plans and employee stock purchase plan. The Compensation Committee did not meet in 1999.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

                                 PROPOSAL TWO:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche, LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Deloitte & Touche, LLP has audited the Company's financial statements since the Company's inception. A representative of Deloitte & Touche, LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.

                                STOCK OWNERSHIP

OWNERSHIP OF MAJOR SHAREHOLDERS

     At the Record Date, 330,558,988 shares of the Company's Common Stock, $.0001 par value per share, were issued and outstanding and no shares of the Company's Preferred Stock, $.0001 par value per share, were issued and outstanding. As of April 17, 2000, the following individuals and entities were known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                      BENEFICIAL OWNERSHIP
                                                             ---------------------------------------
NAME OF 5% BENEFICIAL OWNER                                  NUMBER OF SHARES    PERCENT OF TOTAL(2)
---------------------------                                  ----------------    -------------------
Louis H. Borders(1)(2).....................................     49,329,493              14.9%
SOFTBANK America Inc.(3)...................................     46,222,251              14.0
Sequoia Capital(4).........................................     40,462,086              12.2
  Michael J. Moritz
Benchmark Capital(5).......................................     36,521,976              11.0
  David M. Beirne
Hume R. Steyer, as Trustee of ISR GRAT II and the Borders
  1997 Family Trust(2)(6)..................................     44,294,379              13.3

---------------
(1) Includes 36,526,647 shares held by Louis H. Borders, Trustee of the Louis H. Borders Amended and Restated Revocable Trust dated December 4, 1987, or the Trust; and 12,802,846 shares held by ISR Grantor Retained Annuity Trust II, or ISR GRAT II. ISR GRAT II holds shares for the current benefit of Mr. Borders and the contingent future benefit of a member of Mr. Borders' family and will expire in December 2002. Mr. Borders is Chairman of Webvan. Certain employees of Mercury Capital Management held options to purchase 160,000 shares of common stock held by the Trust, and Webvan holds an option to purchase up to 4,250,000 shares of common stock held by the Trust at an exercise price of $8.00 per share. The address for Mr. Borders is 310 Lakeside Drive, Foster City, California 94404. 31,483,283 shares formerly held by ISR GRAT I, of which Mr. Borders was a beneficiary, were conveyed to the Borders 1997 Family Trust when ISR GRAT I terminated in February 2000. Mr. Borders has no beneficial ownership interest in the Borders 1997 Family Trust.

(2) The 12,802,846 shares (or 3.9% of the shares outstanding on April 17, 2000) held by ISR GRAT II is included in the number of shares beneficially owned by each of Mr. Borders, as a beneficiary of ISR GRAT II, and Mr. Steyer, as trustee of ISR GRAT II.

(3) Includes 9,717,243 shares held by SOFTBANK Capital Partners LP and 133,032 shares held by SOFTBANK Capital Advisors Fund LLP. The address for SOFTBANK America Inc. is 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801

(4) Includes 33,417,612 shares held by Sequoia Capital VII, or Sequoia Capital; 3,940,110 shares held by Sequoia Capital Franchise Fund, or Sequoia Fund and Sequoia Capital Franchise Partners, or Sequoia Partners; 1,460,880 shares held by Sequoia Technology Partners VII; 584,352 shares held by Sequoia International Partners and 1,059,132 shares held by Sequoia 1997 LLC. Mr. Moritz, one of our directors, is a general partner of Sequoia Capital, Sequoia Fund, Sequoia Partners, Sequoia Technology, Sequoia International and Sequoia LLC. Mr. Moritz disclaims beneficial ownership of such shares held by Sequoia Capital, Sequoia Fund, Sequoia Partners, Sequoia Technology, Sequoia International and Sequoia LLC, except to the extent of his pecuniary interest therein. The address for Sequoia Capital is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, California 94025.

(5) Includes 32,043,432 shares held by Benchmark Capital Partners, LP, or Benchmark Capital, and 4,478,544 shares held by Benchmark Founders' Fund, LP, or Benchmark Founders. Mr. Beirne, one of our directors, is a Managing Member of Benchmark Capital Management Co., LLC, the general partner of Benchmark Capital and Benchmark Founders. Mr. Beirne disclaims beneficial ownership of such shares held by Benchmark Capital and Benchmark Founders, except to the extent of his pecuniary interest therein. The address for Benchmark Capital is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(6) Includes 31,438,283 shares held by Hume R. Steyer, sole Trustee of the Borders 1997 Family Trust; 12,802,846 shares held by Hume R. Steyer, sole Trustee of ISR GRAT II; 38,250 shares held in a trust of which Mr. Steyer is the sole Protector, the Protector Trust; and 11,250 shares held in trusts for the benefit of members of Mr. Steyer's family. Mr. Steyer disclaims beneficial ownership of all shares held by the Borders 1997 Family Trust, ISR GRAT II And the Protector Trust. The address for Mr. Steyer is c/o Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004.

OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 17, 2000 (i) by each director of the Company, (ii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal 1999 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all directors and individuals who were executive officers of the Company as of December 31, 1999, as a group:

                                                                BENEFICIAL OWNERSHIP
                                                              -------------------------
NAME                                                            NUMBER       PERCENT(1)
----                                                          -----------    ----------
Louis H. Borders(2).........................................   49,329,493       14.9%
George T. Shaheen(3)........................................   16,250,000        4.7
Robert H. Swan(4)...........................................      250,000          *
Mark X. Zaleski(5)..........................................    3,789,360        1.1
Gary B. Dahl(6).............................................    2,830,000          *
Christian Mannella..........................................    1,001,250          *
David Beirne(7).............................................   36,521,976       11.0
Christos M. Cotsakos(8).....................................    1,095,138          *
Tim Koogle(9)...............................................           --         --
Mike J. Moritz(10)..........................................   40,462,086       12.2
All directors and executive officers as a group (17
  persons)(12)..............................................  165,779,403       46.8

---------------
  *  Less than 1%

 (1) Applicable percentage ownership is based on 330,558,988 shares of common stock outstanding as of April 17, 2000. Shares of common stock that a person has the right to acquire within 60 days of April 17, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

 (2) Includes 36,526,647 shares held by Louis H. Borders, Trustee of the Louis
     H. Borders Amended and Restated Revocable Trust dated December 4, 1987, or the Trust; and 12,802,846 shares held by ISR GRAT II. ISR GRAT II holds shares for the current benefit of Mr. Borders and the contingent future benefit of a member of Mr. Borders' family and will expire in December 2002. Mr. Borders is Chairman of Webvan. Certain employees of Mercury Capital Management held options to purchase 160,000 shares of common stock held by the Trust, and Webvan holds an option to purchase up to 4,250,000 shares of common stock held by the Trust at an exercise price of $8.00 per share. Mr. Borders was Chief Executive Officer of the Company from January through September 1999.

 (3) Includes 15,000,000 shares subject to an option exercisable within 60 days of April 17, 2000, of which 10,000,000 shares are subject to repurchase at the original exercise price by the Company in the event of termination of Mr. Shaheen's services, which right lapses over time in accordance with a vesting schedule.

 (4) Includes 250,00 shares subject to an option exercisable within 60 days of April 17, 2000.

 (5) Includes 3,549,360 shares subject to an option exercisable within 60 days of April 17, 2000, of which 2,368,360 shares are subject to repurchase at the original exercise price by the Company in the event of termination of Mr. Zaleski's services, which right lapses over time in accordance with a vesting schedule.

 (6) Includes 187,500 shares subject to an option exercisable within 60 days of April 17, 2000 of which 150,000 shares are subject to repurchase at the original exercise price by the Company in the event of termination of Mr. Dahl's services, which right lapses over time in accordance with a vesting schedule. Also includes an additional 562,500 shares acquired upon early exercise of an option that are subject to repurchase at the original exercise price by the Company in the event of termination of Mr. Dahl's services, which right lapses over time in accordance with a vesting schedule. Includes 515,000 shares held by Gary B. Dahl, Trustee of the Double D Trust Number One and 515,000 shares held by Gary B. Dahl, Trustee of the Double D Trust Number Two.

 (7) Includes 32,043,432 shares held by Benchmark Capital Partners, LP, or Benchmark Capital, and 4,478,544 shares held by Benchmark Founders' Fund, LP, or Benchmark Founders. Mr. Beirne, one of our directors, is a Managing Member of Benchmark Capital Management Co., LLC, the general partner of Benchmark Capital and Benchmark Founders. Mr. Beirne disclaims beneficial ownership of such shares held by Benchmark Capital and Benchmark Founders, except to the extent of his pecuniary interest therein.

 (8) Includes 684,462 shares held by Cotsakos Ventures LLC, a family limited liability company and 410,676 shares issuable upon the exercise of options which are exercisable within 60 days of April 17, 2000. Does not include 4,304,100 shares held by E*TRADE E-Commerce Fund LLC. Mr. Cotsakos is the Chairman of the Board, President and Chief Executive Officer of E*TRADE Group, Inc. and disclaims beneficial ownership of such shares.

 (9) Does not include 4,304,100 shares held by Yahoo!, Inc. or 28,150 shares subject to an option held by Yahoo!, Inc. Mr. Koogle is the Chairman of the Board and Chief Executive Officer of Yahoo!, Inc. and disclaims beneficial ownership of such shares.

(10) Includes 33,417,612 shares held by Sequoia Capital VII, or Sequoia Capital; 3,940,110 shares held by Sequoia Capital Franchise Fund, or Sequoia Fund and Sequoia Capital Franchise Partners, or Sequoia Partners; 1,460,880 shares held by Sequoia Technology Partners VII; 584,352 shares held by Sequoia International Partners and 1,059,132 shares held by Sequoia 1997 LLC. Mr. Moritz, one of our directors, is a general partner of Sequoia Capital, Sequoia Fund, Sequoia Partners, Sequoia Technology, Sequoia International and Sequoia LLC. Mr. Moritz disclaims beneficial ownership of such shares held by Sequoia Capital, Sequoia Fund, Sequoia Partners, Sequoia Technology, Sequoia International and Sequoia LLC, except to the extent of his pecuniary interest therein.

(11) Includes an aggregate of 23,772,286 shares subject to options exercisable within 60 days of April 17, 2000, of which 16,294,600 shares are subject to repurchase from individuals who were executive officers of the Company at December 31, 1999 at the original exercise price by the Company in the event of termination of services of applicable officers, which right lapses over time in accordance with applicable vesting schedules. Also includes 1,784,250 shares acquired upon early exercise of options that are subject to repurchase at the original exercise price by the Company in the event of termination of services of applicable officers, which right lapses over time in accordance with applicable vesting schedules.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four (4) other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                          ANNUAL COMPENSATION(1)                 COMPENSATION
                             -------------------------------------------------   ------------
                                                                  ALL OTHER
                             FISCAL                                ANNUAL         AWARDS OF        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY       BONUS      COMPENSATION(2)     OPTIONS      COMPENSATION(3)
---------------------------  ------   --------   -----------   ---------------   ------------   ---------------
Louis H. Borders(4).......    1999    $     --   $        --       $    --                --        $   --
  Chairman of the Board       1998          --            --            --                --            --
  of Directors and            1997          --            --            --                --            --
  Former President & Chief
  Executive Officer
George T. Shaheen(5)......    1999     134,000    13,487,500(6)          --       15,000,000         1,375
  President, Chief
  Executive Officer, and
  Director
Robert H. Swan............    1999      69,000       450,000            --         1,000,000            --
  Chief Financial
  Officer(7)
Mark X. Zaleski(7)........    1999     349,000            --            --                --         2,000
  Senior Vice President,      1998      13,000            --            --         3,789,360            --
  Area Operations
Christian Mannella(7).....    1999     218,000            --        42,000                --         2,000
  Former Vice President,      1998      13,000            --            --         2,670,000            --
  Marketing
Gary Dahl(7)..............    1999     185,000            --            --                --           800
  Vice President,             1998     178,600         8,750            --           600,000         2,000
  Distribution                1997     141,000         4,500        20,000         2,250,000         2,000

---------------
(1) Other compensation in the form of perquisites and other personal benefits have been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Represents payments made for relocation allowances.

(3) Represents 401(k) plan matching by Webvan.

(4) Mr. Borders served as President and Chief Executive Officer of Webvan from December 1996 to September 1999.

(5) Mr. Shaheen joined Webvan in September 1999.

(6) Consists of a signing bonus in an amount equal to the purchase price of 1,250,000 shares of common stock purchased by Mr. Shaheen pursuant to his September 1999 employment agreement.

(7) Mr. Swan joined Webvan in October 1999; Messrs. Zaleski and Mannella joined Webvan in December 1998; and Mr. Dahl joined Webvan in April 1997.

                       OPTION GRANTS IN FISCAL YEAR 1999

     The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 1999.

                                           INDIVIDUAL GRANTS(1)
                       -------------------------------------------------------------         POTENTIAL REALIZABLE VALUE AT
                                      % OF TOTAL      EXERCISE      FAIR               ANNUAL RATES OF STOCK PRICE APPRECIATION
                                    OPTIONS GRANTED    OR BASE     VALUE                          FOR OPTION TERM(3)
                        OPTIONS     TO EMPLOYEES IN   PRICE PER   ON DATE    EXPIRY    -----------------------------------------
NAME                    GRANTED     FISCAL YEAR(2)      SHARE     OF GRANT    DATE         0%             5%            10%
----                   ----------   ---------------   ---------   --------   -------   -----------   ------------   ------------
Louis H. Borders.....          --          --              --          --         --            --             --             --
George T. Shaheen....  15,000,000          35%         $ 8.00      $10.79    10/4/09   $41,850,000   $143,637,000   $399,797,000
Robert H. Swan.......     812,500         2.3%          11.00       11.00    10/4/09            --      5,621,000     14,244,000
                          187,500                        3.33       11.00    10/4/09     1,438,125      2,735,000      4,725,000
Mark X. Zaleski......          --          --              --          --         --            --             --             --
Christian Mannella...          --          --              --          --         --            --             --             --
Gary Dahl............          --          --              --          --         --            --             --             --

---------------
(1) Each of these options was granted pursuant to the Company's 1997 Stock Plan or 1999 Nonstatutory Stock Option Plan and is subject to the terms of such plan. The option granted to Mr. Shaheen was granted with an exercise price below fair market value and was vested as to 3,000,000 shares on his date of hire, while the remaining 12,000,000 shares vest monthly from his date of hire on a pro-rata basis. The option for 187,500 shares granted to Mr. Swan were granted below fair market value and vest six months after the date of grant, while the option for 812,500 shares granted to Mr. Swan vest six months after the date of grant as to 62,500 shares and, as to the remaining 750,000 shares, one-twelfth (1/12th) of the number of shares per quarter beginning one year after grant.

(2) In 1999, we granted employees and consultants options to purchase an aggregate of 42,793,000 shares of common stock.

(3) The gains shown are "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation do not represent our estimate or projection of future common stock prices.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 1999, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 1999.

                                                                 FISCAL YEAR-END OPTION VALUES
                                                      ---------------------------------------------------
                                                            NUMBER OF             VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                            SHARES                      FISCAL YEAR END(2)         FISCAL YEAR END(3)
                          ACQUIRED ON      VALUE      ----------------------    -------------------------
NAME                       EXERCISE     REALIZED(1)    VESTED      UNVESTED       VESTED       UNVESTED
----                      -----------   -----------   ---------   ----------    -----------   -----------
Louis H. Borders........        --       $     --            --           --    $        --   $        --
George T. Shaheen.......        --             --     3,750,000   11,250,000     31,875,000    95,625,000
Robert H. Swan..........        --             --            --    1,000,000             --     6,938,000
Mark X. Zaleski.........        --             --       947,340    2,842,020     15,236,353    45,709,000
Christian Mannella......    78,000       $809,000       589,500    2,002,500      9,481,000    32,207,000
Gary Dahl...............        --             --       375,000    1,068,750(4)   6,183,000    17,631,000

---------------
(1) Equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

(2) The options are immediately exercisable for all of the option shares (except as to 812,500 shares under option to Mr. Swan), but any shares purchased under those options will be subject to repurchase by

    Webvan at the original exercise price paid per share, if the optionee ceases service with Webvan before vesting in those shares. The heading "Vested" refers to shares that are no longer subject to repurchase and the heading "Unvested" refers to shares subject to repurchase as of December 31, 1999.

(3) Based upon the Closing Price of the common stock on December 31, 1999 of $16.50 less the exercise price per share.

(4) Includes 843,750 shares held pursuant to an early exercise of an option which, at December 31, 1999, are unvested and therefore subject to repurchase.

COMPENSATION ARRANGEMENTS

     Mr. Shaheen is a party to an agreement with the Company effective as of September 19, 1999. As contemplated by this agreement, Mr. Shaheen serves as Chief Executive Officer and President and a member of our Board of Directors. Under the agreement, the Company agreed to pay Mr. Shaheen a base salary of $500,000, subject to annual adjustment, and a target bonus of $250,000. In connection with this agreement, Mr. Shaheen was provided a bonus which was used to purchase 1,250,000 shares of fully vested common stock and was granted an option to purchase an additional 15,000,000 shares of common stock at an exercise price of $8.00 per share. The option was immediately vested as to 3,000,000 shares on the date his employment commenced and the remaining shares vest monthly over a four year period, subject to Mr. Shaheen's continued service. Our Chairman, Louis Borders, also granted Webvan an option to purchase up to 4,250,000 shares of common stock beneficially owned by Mr. Borders at an exercise price of $8.00 per share, which option vests to the extent Mr. Shaheen exercises the last 4,250,000 shares subject to the option granted to him. In order to satisfy the tax obligations with respect to the signing bonus paid to Mr. Shaheen to enable him to purchase 1,250,000 shares at the time of his hire, we also agreed to loan Mr. Shaheen $6.7 million at an annual interest rate of 6.2%, with the loan to be repaid solely from a portion of the gain realized by Mr. Shaheen upon the sale of shares of Webvan common stock issued to him in connection with his signing bonus or upon exercise of his Webvan stock options. $4.8 million of this amount was loaned in 1999 and another $1.9 million of this amount was loaned in April 2000.

     We also agreed to provide Mr. Shaheen a supplemental retirement benefit equal to 50% of his base compensation plus target bonus upon his retirement for any reason after June 30, 2000. In the event that Mr. Shaheen is terminated without cause or resigns for good reason, he is entitled to severance equal to two years of base salary plus target bonus and two years additional vesting on his stock options. In addition, if Mr. Shaheen is terminated without cause or resigns for good reason within 12 months following a change in control of Webvan, he shall be entitled to severance equal to three years of base salary plus target bonus, full vesting as to all of his unvested stock options and payment of any excise taxes payable by Mr. Shaheen in connection with the receipt of such compensation. In the event of Mr. Shaheen's death or permanent disability, he shall be entitled to accelerated vesting as to 50% of his unvested stock options and he or his estate shall have 12 months to exercise any vested options.

     Robert H. Swan, our Chief Financial Officer, is a party to an offer letter dated October 2, 1999. Under the offer letter we agreed to pay Mr. Swan a salary of $300,000 and a sign-on bonus of $450,000. The offer letter provides that in the event Mr. Swan's employment is terminated for other than cause, we are obligated to pay him a six month salary and benefits severance as well as continued salary and benefits for up to six additional months until he obtains subsequent employment. The offer letter further provides that if Mr. Swan is terminated for other than cause, the unvested portion of his options will become exercisable to the extent of an additional six months of vesting.

     Mark Zaleski, our Senior Vice President, Area Operations, is a party to an offer letter, dated December 14, 1998. Under the offer letter we agreed to pay Mr. Zaleski a base salary of $300,000. In March 1999, Webvan loaned Mr. Zaleski $200,000 to be used towards the purchase of a house in the San Francisco Bay Area. This loan was made as an interest-free employee relocation bridge loan, as contemplated by his offer letter, and on March 1, 2000 was converted into a three year loan, with interest, at the applicable federal rate, compounding semi-annually. The offer letter also provides that in the event that Mr. Zaleski's employment is terminated for other than cause, we are obligated to pay him a severance of six months of salary and benefits as well as continued salary and benefits for up to 12 months until he obtains subsequent employment. In the event of such a termination, the unvested portion of Mr. Zaleski's options will become exercisable to the extent of an additional 12 months of vesting.

     Mr. Dahl is a party to an offer letter, dated March 31, 1997. Under the offer letter, we agreed to pay Mr. Dahl a base salary of $200,000, subject to annual adjustment.

     Frank Terry Bean, our Senior Vice President, Human Resources as of March 2000, is a party to an offer letter, dated February 28, 2000. Under the offer letter we agreed to pay Mr. Bean a base salary of $300,000 and a sign-on bonus of $50,000. We also agreed to loan Mr. Bean $500,000 to be used towards the purchase of a house in the San Francisco Bay Area. The loan has a three year term, with interest, at the applicable federal rate, compounding semi annually, with the first year's interest to be forgiven, and with principal payable at the end of the term. The offer letter also provides that in the event that Mr. Bean's employment is terminated without cause we are obligated to pay him a severance of six months of salary and benefits as well as continued salary and benefits for up to 12 months until he obtains subsequent employment. In the event of such a termination prior to his first anniversary with the Company, the unvested portion of Mr. Bean's main option grant will become exercisable as to 25% of the shares under the option and in the event of such a termination following his first anniversary with the Company the unvested portion of Mr. Bean's option will become exercisable to the extent of an additional 6 months of vesting.

REPORT OF REGARDING THE COMPENSATION OF EXECUTIVE OFFICERS BY THE BOARD OF DIRECTORS(1)

     For 1999, all members of the Board of Directors participated in deliberations concerning executive officer compensation that occurred while such individuals were members of the Board. The Compensation Committee of the board of Directors, formed in August 1999, is comprised of Messrs. Cotsakos and Moritz. Both such members are non-employee directors. The Compensation Committee, which did not meet in 1999, reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

     Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other e-Commerce companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success, while rewarding individuals for the Company's performance, to the extent it is reflected in the stock price of the Company.

     Components of Executive Compensation. The two key components of the Company's senior management compensation program in fiscal 1999 were base salary and long-term incentives, represented by the Company's stock option program.

     Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager generally vest over a four (4) year period, although exceptions may be made when deemed necessary or appropriate. In addition to the stock option program, senior managers are eligible to participate in the Company's 1999 Employee

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Stock Purchase Plan. The Company intends to grant additional options to executive officers and other senior managers from time-to-time based on performance and potential.

     In 1999, the Company hired two individuals who are currently executive officers of the Company: George T. Shaheen and Robert H. Swan. The Company awarded Mr. Swan, in connection with his commencing employment with the Company, options for 1,000,000 shares and agreed to pay Mr. Swan a signing bonus to encourage him to join the Company and to compensate him for relocation expenses. In March 2000, following his assuming the role of Chief Financial Officer, Mr. Swan was granted an additional option for 300,000 shares. Other executive officers received in early 1999 a cost of living increase to their existing salaries prorated based on the portion of each year worked since such executive's last salary increase, if applicable. The Company did not utilize salary surveys for executive officers in 1999. The Compensation Committee expects in 2000 to take into account an industry recognized independent annual survey of companies and to consider a number of other factors including those specific to the market for executives in the San Francisco/Silicon Valley area in determining whether the Company's senior management compensation is within the competitive range.

     Chief Executive Officer Compensation. Mr. Borders, due to his substantial ownership in the Company, requested not to receive any salary while he served as Chief Executive Officer of the Company. Mr. Shaheen, who was appointed Chief Executive Officer in September 1999, receives an annual base salary of $500,000. In addition, he is eligible for an annual target bonus equal to fifty percent (50%) of his base salary upon attainment of performance goals determined by the Board of Directors pursuant to the advice of the Committee after consultation with Mr. Shaheen. For the portion of 1999 during which Mr. Shaheen was employed by the Company, no performance goals were established and no bonus was paid. The Committee is in the process of establishing performance goals for 2000. Mr. Shaheen, pursuant to his employment agreement with the Company, was paid a signing bonus which was used to purchase 1,250,000 shares of fully vested common stock. In addition the Company agreed to loan Mr. Shaheen $6.7 million in order to pay the taxes on that bonus. The Company also agreed to provide Mr. Shaheen a supplemental retirement benefit equal to 50% of his base compensation plus target bonus upon his retirement for any reason after June 30, 2000.

     Except as described above, the Company's Chief Executive Officer receives no other material compensation or benefits not provided to all executive officers.

     The Company had no bonus program in 1999, but is evaluating the appropriateness of instituting a bonus program for 2000/2001 in connection with its incentive and retention policies and its assessment of practices of comparable companies in the industry. The only bonuses awarded to executive officers during fiscal 1999 were signing bonuses paid to Messrs. Shaheen and Swan as described above.

     Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company matches annual contributions under the 401(k) plan up to an amount equal to $2,000.

     Ongoing Review. The Compensation Committee will be evaluating the Company's compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, make loans or provide other short-term or long-term compensation to senior managers, including executive officers.

     The Board of Directors and the Compensation Committee have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock plans will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          The Board of Directors

                                          Louis H. Borders
                                          George T. Shaheen
                                          Christos M. Cotsakos
                                          Michael J. Moritz
                                          David Beirne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee is comprised of two non-employee directors: Messrs. Cotsakos and Moritz. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of Webvan serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Webvan's Board of Directors, nor has such interlocking relationship existed in the past.

                              CERTAIN TRANSACTIONS

     In January and April 1999, the Company issued an aggregate of 32,341,200 shares of Series C preferred stock to investors for an aggregate purchase price of approximately $75.1 million. E*TRADE Group, Inc. and Yahoo! Inc. each purchased 4,304,100 shares (or approximately ten million dollars) of Series C preferred stock in such transaction. Christos M. Cotsakos, a director of Webvan, is the President and Chief Executive Officer of E*TRADE Group, Inc., and Tim Koogle, a director of Webvan, is the Chief Executive Officer and Chairman of Yahoo! Inc. In connection with this issuance, the Company also entered into an amendment to a registration rights agreement then in existence granting to the purchasers of its Series C preferred stock certain registration rights with respect to the shares of common stock into which such shares of preferred stock were converted at the time of our initial public offering in November 1999.

     In July 1999, we entered into an agreement to issue an aggregate of 21,670,605 shares of Series D-2 preferred stock to investors at an aggregate purchase price of approximately $275.0 million. Entities affiliated with SOFTBANK America Inc. purchased 9,850,275 shares of Series D-2 preferred stock and entities affiliated with Sequoia Investors Group purchased 3,940,110 shares of Series D-2 preferred stock transaction. In connection with this issuance, the Company also entered into an amendment to a registration rights agreement then in existence granting to the purchasers of its Series D-2 preferred stock certain registration rights with respect to the shares of common stock into which such shares of preferred stock were converted at the time of our initial public offering in November 1999.

     In connection with the Company's Americas's Second Harvest Food Donation Program, pursuant to which entities and individuals select a dollar amount of groceries they want to purchase and donate, the Company entered into an agreement with E*TRADE Group, Inc. under which E*TRADE Group, Inc committed for three years to donate one dollar under the program for each new brokerage account it acquires, up to a maximum of one million dollars per year for three years. Of the up to one million dollars applicable to the first year of the agreement, E*TRADE purchased and donated $300,000 of goods in 1999. Christos M. Cotsakos, a director of Webvan, is the President and Chief Executive Officer of E*TRADE Group, Inc.

     In connection with the recruiting of some of an executive officer the Company engaged the services in 1999 of Ramsey/Beirne Associates, an executive search firm. Mr. Beirne, one of our directors, is the chairman of Ramsey/Beirne and owns more than 5% of the stock of Ramsey/Beirne. As consideration for these services, we paid Ramsey/Beirne an aggregate of 15,000 shares of our common stock with an average fair market value of $10.86 per share.

               COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph compares the total cumulative stockholder return on the Company's common stock with the cumulative total return of the NASDAQ National Market Index and the Goldman Sachs Internet Index for the period from November 5, 1999 (based on the closing price of the company's stock on the date on which the Company's common stock began trading on the NASDAQ) through December 31, 1999. Total cumulative stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the NASDAQ National Market Index and the stocks represented in the Goldman Sachs Internet Index, respectively and assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock. The Goldman Sachs Internet Index is a modified capitalization weighted index of 15 stocks representing the Internet industry, including Internet content and access providers, Internet software and service companies and e-commerce companies. Historical stock price performance should not be relied upon as indicative of future stock price performance:
[LINE GRAPH]

                                        Webvan                      NASDAQ                GIN
11/5/99                                 100.00                      100.00             100.00
                                         90.95                      101.34             106.12
11/9/99                                  99.00                      100.73             103.46
                                         87.94                      101.73             103.45
11/11/99                                 80.40                      103.06             102.18
                                         71.36                      103.83             106.17
11/15/99                                 73.12                      103.78             106.99
                                         64.57                      106.15             111.98
11/17/99                                 70.35                      105.39             110.68
                                         79.90                      107.89             114.87
11/19/99                                 84.67                      108.61             114.70
                                         82.92                      109.36             120.31
11/23/99                                 82.92                      107.76             119.92
                                         86.43                      110.26             123.98
11/26/99                                 97.49                      111.14             125.50
                                         99.25                      110.29             122.06
11/30/99                                 99.25                      107.54             115.33
                                         93.47                      108.10             117.00
12/2/99                                  92.46                      111.30             123.60
                                        102.26                      113.49             125.54
12/6/99                                  97.49                      114.30             129.83
                                         91.46                      115.62             134.67
12/8/99                                  83.92                      115.60             134.02
                                         79.40                      115.86             141.24
12/10/99                                 84.17                      116.70             145.68
                                         81.66                      117.92             146.96
12/14/99                                 78.90                      115.13             138.30
                                         72.36                      116.75             137.27
12/16/99                                 77.39                      119.75             140.32
                                         75.63                      120.98             139.85
12/20/99                                 77.39                      121.97             141.94
                                         78.64                      126.07             151.67
12/22/99                                 76.88                      126.92             150.45
                                         73.87                      127.95             145.60
12/27/99                                 68.59                      128.14             142.45
                                         66.08                      128.04             141.09
12/29/99                                 67.84                      130.27             145.78
                                         64.82                      130.13             142.74
12/31/99                                 66.33                      131.17             142.96

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999, all Section 16 filing requirements were met.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S COMBINED ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL STOCKHOLDERS OR STOCKHOLDERS OF RECORD UPON REQUEST TO INVESTOR RELATIONS, WEBVAN GROUP, INC., 310 LAKESIDE DRIVE, FOSTER CITY, CA 94404.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          THE BOARD OF DIRECTORS

Foster City, California
May 11, 2000

                               WEBVAN GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Shaheen and Robert H. Swan, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Webvan Group, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, CA 94010, on June 1, 2000, at 12:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors nominated by management, FOR the appointment of Deloitte & Touche, LLP as independent auditors and in accordance with their discretion on such other matters that may properly come before the meeting.

                THE DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                   PROXY CARD

                                                                         WITHHELD
                                                      FOR                AUTHORITY
                                                     all nominees          Is vote
                                                        listed           for nominees
                                                  (except as withheld)     listed
1. Election of Directors
   (Instruction: To withhold authority to
   vote for any individual nominees, strike
   that nominee's name below.)

   Nominees:   Christos M. Cotsakos
               Tim Koogle


                                                            FOR                 AGAINST             ABSTAIN
2. Proposal to ratify the appointment of Deloitte
   & Touche, LLP as Independent auditors for the
   2000 fiscal year:
                   I plan to attend the Meeting:            Yes                 No

Signature(s)                                                Date

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)